Exhibit 10.6

AMENDMENT NO. 1 TO
COMMON STOCK PURCHASE WARRANT

This Amendment No. 1 (the “Amendment”) to that certain Common Stock Purchase Warrant (the “Warrant”) issued to the undersigned (the “Registered Holder”) pursuant to that certain Securities Purchase Agreement (as amended, the “Agreement’), by and among root9B Holdings, Inc. (f/k/a root9B Technologies, Inc.), a Delaware corporation (the “Company”) and the Purchasers (as defined therein), is entered into effective as of March 24, 2017 (the “Effective Date”). Capitalized terms used in this Amendment that are not otherwise defined herein shall have the respective meanings assigned to them in the Warrant.

RECITALS

Whereas, the Company desires to raise additional capital pursuant to the Agreement;

Whereas, in order to induce certain Purchasers to purchase additional Notes (as defined in the Agreement), the Company and the Registered Holder have agreed to amend the Warrant in order to, among other things reduce the exercise price from $12.00 (as previously adjusted to reflect the Company’s one-for-fifteen reverse stock split on December 1, 2016) to $10.00;

Whereas, pursuant to Section 15 of the Warrant, the Warrant may be amended only with the written consent of the Company and the Registered Holder; and

Whereas, the Registered Holder and the Company desire to amend the Warrant as set forth herein.

AGREEMENT

Now, Therefore, in consideration of the foregoing and of the mutual promises and conditions hereinafter set forth, the parties hereto agree as follows:

A.
Amendment of Exercise Price. The Recital is hereby amended to reduce the “Exercise Price” from $12.00 per share (as previously adjusted to reflect the Company’s one-for-fifteen reverse stock split on December 1, 2016) to $10.00 per share.

B.
Amendment of Section 4. The last sentence of Section 4 of the Warrant is hereby deleted.

C.
Representations of the Company. The Company represents and warrants as follows:

a.
Organization. The Company is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and legal authority to own and use its properties and assets and carry on its business as now conducted and to own its properties. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

b.
Authorization; Enforcement. The Company has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Amendment by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken, other than obtaining the requisite filings necessary to authorize and effect the issuance of Warrant Shares upon exercise of the Warrants. This Amendment has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

D.
Representations of Registered Holder. Registered Holder hereby represents and warrants as follows:

a.
Organization; Authority. Registered Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Amendment and otherwise to carry out its obligations hereunder. The execution and delivery of this Amendment and performance by Registered Holder of the transactions contemplated by this Amendment have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Registered Holder. This Amendment has been duly executed by Registered Holder, and when delivered by Registered Holder in accordance with the terms hereof, shall constitute the valid and legally binding obligation of Registered Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b.
Registered Holder Status. As of the date hereof, Registered Holder is an “accredited investor” as defined in Rule 501 under the Securities Act. Registered Holder is not a broker-dealer registered under Section 15 of the Exchange Act. Registered Holder is acting alone in its determination as to whether to invest in the Warrant. Such Registered Holder is not a party to any voting agreements or similar arrangements with respect to the Warrant or Warrant Stock. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Registered Holder with the Securities and Exchange Commission with respect to the beneficial ownership of the Company’s Common Stock, Registered Holder is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Warrant or Warrant Stock. Each Registered Holder represents and warrants that it (i) is not and shall not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Company, shall act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not and shall not become a party to any agreement, arrangement or understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

c.
Compliance with Laws. Registered Holder has complied, or will comply, with the reporting requirements of the Securities Exchange Act of 1934, as amended, including, but not limited to, Section 13 and 16 thereunder, arising from, or in connection with, the transactions contemplated by this Amendment, the Agreement and the Warrant.

E.
Full Force and Effect. All of the provisions of the Warrant are ratified and confirmed except as modified by this Amendment.

F.
Counterpart. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall be deemed one original. PDF or facsimile copies of manually executed signature pages to this Amendment are fully binding and enforceable without the need for delivery of the original manually executed signature page.

G.
Governing Law. This Amendment shall be governed by the laws of the state of Delaware, without giving effect to conflict of law principles.

H.
Independent Counsel. Each of the Registered Holder and the Company represents that it has had the opportunity to consult with independent counsel concerning entry into this Amendment, including, but not limited to, any potential reporting requirements and trading restrictions under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), arising from or in connection with the transactions contemplated by this Amendment and the Agreement (including Sections 10, 13 and 16 of the Exchange Act).

I.
Cooperation. Each party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as any party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate and perform any other terms, provisions, or conditions of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the Effective Date.

ROOT9B HOLDINGS, INC.

By:
Name:
Title:

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[SIGNATURE PAGE FOR REGISTERED HOLDER FOLLOWS]

Agreed to and accepted:

REGISTERED HOLDER:

By:

By: ____________________________________
Name:
Its: